FOR IMMEDIATE RELEASE

FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (724) 741 - 8570
Investor Relations Contact: Kenneth Krause (724) 741 - 8534

MSA Announces Third Quarter Results
Investments in restructuring and strategic growth programs drive growth in earnings and margin improvement

PITTSBURGH, October 27, 2016 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported results for the third quarter of 2016.

Quarterly Highlights

•	Reported revenue was $278 million, increasing 2 percent from a year ago on a reported and constant currency basis.

•
Operating income was $40 million or 14.4 percent of net sales, increasing 470 basis points from a year ago. Adjusted operating income, excluding foreign currency losses and restructuring, was $43 million or 15.3 percent of net sales, increasing 270 basis points from a year ago.

•
Net income from continuing operations was $25 million or $0.67 per diluted share, compared to $16 million or $0.41 per diluted share in the third quarter a year ago, increasing 63 percent. Adjusted earnings were $0.72 per diluted share, compared to $0.59 per diluted share a year ago, increasing 22 percent.

•	UK-based fall protection company Latchways, acquired by MSA in 2015, generated net income of $0.03 per diluted share in the third quarter.

(more)

Comments from Management

"While challenging macro conditions persist in certain areas of our business, our results continue to reflect the steps we've taken to drive improved profitability in a slow growth environment," said William M. Lambert, MSA Chairman, President and CEO. "The cost reduction program that we began in late 2015 and the key strategic investments we’ve made over the past year were designed to mitigate the expected market headwinds of 2016, and that's exactly what we're seeing," he continued. Mr. Lambert noted that operating income increased 28 percent in the first nine months of 2016, while net income from continuing operations was up 38 percent in the same period on revenue growth of 4 percent.

"While many of the challenges that we’ve faced in 2016 will likely continue into 2017, that will not diminish our focus on making smart investments that drive earnings growth and market leadership positions in our core product areas. Through these targeted investments, I am confident we will position MSA strategically and financially to drive enhanced shareholder value for many years to come," Mr. Lambert concluded.

(more)

MSA Safety Incorporated
Condensed Consolidated Statement of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net sales	$278,233	$273,746	$853,499	$817,465
Cost of products sold	149,471	153,965	468,177	450,372
Gross profit	128,762	119,781	385,322	367,093

Selling, general and administrative	72,945	72,727	227,856	231,683
Research and development	13,116	12,532	34,623	36,430
Restructuring and other charges	1,889	3,740	3,697	4,698
Currency exchange losses, net	790	4,327	2,498	3,336
Operating income	40,022	26,455	116,648	90,946

Interest expense	4,412	2,827	12,515	7,802
Other (income), net	(2,041)	(431)	(3,704)	(1,166)
Total other expense, net	2,371	2,396	8,811	6,636

Income from continuing operations before income taxes	37,651	24,059	107,837	84,310
Provision for income taxes	11,329	8,935	38,866	36,669
Income from continuing operations	26,322	15,124	68,971	47,641
(Loss) income from discontinued operations	(1,300)	462	55	1,240
Net income	25,022	15,586	69,026	48,881
Net (income) loss attributable to noncontrolling interests	(836)	390	(2,006)	1,075
Net income attributable to MSA Safety Incorporated	24,186	15,976	67,020	49,956

Amounts attributable to MSA Safety Incorporated common shareholders:
Income from continuing operations	25,486	15,712	67,475	48,750
(Loss) income from discontinued operations	(1,300)	264	(455)	1,206
Net income	24,186	15,976	67,020	49,956

Earnings per share attributable to MSA Safety Incorporated common shareholders:
Basic
Income from continuing operations	$0.68	$0.42	$1.80	$1.30
(Loss) income from discontinued operations	$(0.04)	$0.01	$(0.01)	$0.03
Net income	$0.64	$0.43	$1.79	$1.33

Diluted
Income from continuing operations	$0.67	$0.41	$1.77	$1.29
(Loss) income from discontinued operations	$(0.04)	$0.01	$(0.01)	$0.03
Net income	$0.63	$0.42	$1.76	$1.32

Basic shares outstanding	37,487	37,252	37,407	37,301
Diluted shares outstanding	38,112	37,709	37,908	37,776

(more)

MSA Safety Incorporated
Condensed Consolidated Balance Sheet (Unaudited)
(In thousands)

	September 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$106,033	$105,925
Trade receivables, net	211,987	232,862
Inventories	132,542	125,849
Notes receivable, insurance companies	40,482	6,746
Other current assets	39,870	33,230
Total current assets	530,914	504,612

Property, net	149,939	155,839
Prepaid pension cost	69,300	62,072
Goodwill	340,533	340,338
Notes receivable, insurance companies, noncurrent	63,072	1,944
Insurance receivable, noncurrent	152,542	227,483
Other noncurrent assets	121,646	130,575
Total assets	$1,427,946	$1,422,863

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt	$6,738	$6,650
Accounts payable	56,367	68,206
Other current liabilities	130,183	177,031
Total current liabilities	193,288	251,887

Long-term debt, net	464,600	458,022
Pensions and other employee benefits	162,362	156,160
Deferred tax liabilities	26,255	24,872
Other noncurrent liabilities	14,508	14,794
Total shareholders' equity	566,933	517,128
Total liabilities and shareholders' equity	$1,427,946	$1,422,863

(more)

MSA Safety Incorporated
Condensed Consolidated Statement of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net income	$25,022	$15,586	$69,026	$48,881
Depreciation and amortization	8,919	6,982	26,651	22,646
Change in working capital and other operating	(15,026)	(20,451)	(64,240)	(61,697)
Cash flow from operating activities	18,915	2,117	31,437	9,830

Capital expenditures	(5,551)	(9,133)	(16,146)	(25,148)
Acquisition, net of cash acquired	(18,261)	—	(18,261)	—
Property disposals and other investing	967	—	17,932	7,969
Cash flow (used in) investing activities	(22,845)	(9,133)	(16,475)	(17,179)

Change in debt	19,459	125,138	16,083	143,142
Cash dividends paid	(12,391)	(11,926)	(36,675)	(35,448)
Other financing	1,177	(136)	4,338	(7,495)
Cash flow from (used in) financing activities	8,245	113,076	(16,254)	100,199

Effect of exchange rate changes on cash and cash equivalents	(1,431)	(4,851)	1,400	(9,505)

Increase in cash and cash equivalents	2,884	101,209	108	83,345

(more)

MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands)

	Americas	International	Corporate	Consolidated
Three Months Ended September 30, 2016
Net sales	$165,359	$112,874	—	$278,233
Adjusted operating income (loss)	41,458	10,511	(9,268)	42,701
Adjusted operating margin %	25.1%	9.3%		15.3%
Restructuring and other charges				(1,889)
Currency exchange (losses), net				(790)
Operating income				$40,022
Operating margin %				14.4%

Nine Months Ended September 30, 2016
Net sales	$510,324	$343,175	—	$853,499
Adjusted operating income (loss)	117,475	31,659	(26,291)	122,843
Adjusted operating margin %	23.0%	9.2%		14.4%
Restructuring and other charges				(3,697)
Currency exchange (losses), net				(2,498)
Operating income				$116,648
Operating margin %				13.7%

	Americas	International	Corporate	Consolidated
Three Months Ended September 30, 2015
Net sales	$181,283	$92,463	—	$273,746
Adjusted operating income (loss)	40,470	1,408	(7,356)	34,522
Adjusted operating margin %	22.3%	1.5%		12.6%
Restructuring and other charges				(3,740)
Currency exchange (losses), net				(4,327)
Operating income				$26,455
Operating margin %				9.7%

Nine Months Ended September 30, 2015
Net sales	$519,350	$298,115	—	$817,465
Adjusted operating income (loss)	101,833	19,869	(22,722)	98,980
Adjusted operating margin %	19.6%	6.7%		12.1%
Restructuring and other charges				(4,698)
Currency exchange (losses), net				(3,336)
Operating income				$90,946
Operating margin %				11.1%
The Americas and International segments were established on January 1, 2016. The Americas segment is comprised of our operations in the U.S., Canada and Latin America. The International segment is comprised of our operations in all other parts of the world including Europe, Africa, the Middle East, India, China, South East Asia and Australia. Certain global expenses are now allocated to each segment in a manner consistent with where the benefits from the expenses are derived. The 2015 segment results have been recast to conform with current period presentation.

(more)

Adjusted operating income (loss) and adjusted operating margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss) and adjusted operating margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring and currency exchange losses. Adjusted operating margin is defined as adjusted operating income (loss) divided by net sales. Adjusted operating income (loss) and adjusted operating margin are not recognized terms under GAAP, and the Company's definition of adjusted operating income (loss) and adjusted operating margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.

(more)

MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)
Organic constant currency revenue growth (Unaudited)
Consolidated

	Three Months Ended September 30, 2016
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(21)%	(10)%	2%	8%	9%	114%	1%	5%	2%
Plus: Currency translation effects	—%	—%	1%	2%	—%	2%	1%	1%	—%
Constant currency sales change	(21)%	(10)%	3%	10%	9%	116%	2%	6%	2%
Less: Acquisitions	—%	—%	—%	—%	—%	124%	6%	—%	5%
Organic constant currency change	(21)%	(10)%	3%	10%	9%	(8)%	(4)%	6%	(3)%

	Nine Months Ended September 30, 2016
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	8%	(1)%	(7)%	1%	(2)%	116%	7%	(6)%	4%
Plus: Currency translation effects	1%	1%	4%	4%	1%	4%	2%	3%	3%
Constant currency sales change	9%	—%	(3)%	5%	(1)%	120%	9%	(3)%	7%
Less: Acquisitions	—%	—%	—%	—%	—%	129%	7%	—%	6%
Organic constant currency change	9%	—%	(3)%	5%	(1)%	(9)%	2%	(3)%	1%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control.
Organic constant currency revenue growth is defined as constant currency revenue growth excluding Latchways' revenue results. Management believes that organic constant currency revenue growth is a useful measure for investors to provide an understanding of MSA's standalone results excluding the acquisition.
There can be no assurances that MSA's definition of constant currency revenue growth or organic constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to these non-GAAP financial measures.

(more)

MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)
Organic constant currency revenue growth (Unaudited)
Americas Segment

	Three Months Ended September 30, 2016
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	(33)%	(2)%	3%	11%	2%	11%	(10)%	(2)%	(9)%
Plus: Currency translation effects	—%	—%	1%	2%	—%	2%	1%	1%	1%
Constant currency sales change	(33)%	(2)%	4%	13%	2%	13%	(9)%	(1)%	(8)%
Less: Acquisitions	—%	—%	—%	—%	—%	20%	1%	—%	1%
Organic constant currency change	(33)%	(2)%	4%	13%	2%	(7)%	(10)%	(1)%	(9)%

	Nine Months Ended September 30, 2016
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	5%	12%	(8)%	—%	(7)%	7%	—%	(8)%	(2)%
Plus: Currency translation effects	1%	1%	4%	4%	2%	4%	2%	3%	3%
Constant currency sales change	6%	13%	(4)%	4%	(5)%	11%	2%	(5)%	1%
Less: Acquisitions	—%	—%	—%	—%	—%	20%	2%	—%	1%
Organic constant currency change	6%	13%	(4)%	4%	(5)%	(9)%	—%	(5)%	—%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control.
Organic constant currency revenue growth is defined as constant currency revenue growth excluding Latchways' revenue results. Management believes that organic constant currency revenue growth is a useful measure for investors to provide an understanding of MSA's standalone results excluding the acquisition.
There can be no assurances that MSA's definition of constant currency revenue growth or organic constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to these non-GAAP financial measures.

(more)

MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)
Organic constant currency revenue growth (Unaudited)
International Segment

	Three Months Ended September 30, 2016
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	12%	(15)%	(5)%	3%	19%	810%	25%	13%	22%
Plus: Currency translation effects	—%	1%	3%	2%	1%	1%	1%	—%	1%
Constant currency sales change	12%	(14)%	(2)%	5%	20%	811%	26%	13%	23%
Less: Acquisitions	—%	—%	—%	—%	—%	822%	17%	—%	13%
Organic constant currency change	12%	(14)%	(2)%	5%	20%	(11)%	9%	13%	10%

	Nine Months Ended September 30, 2016
	Breathing Apparatus	Fire and Rescue Helmets	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	15%	(9)%	(6)%	4%	3%	993%	21%	(3)%	15%
Plus: Currency translation effects	2%	2%	5%	2%	2%	4%	2%	2%	2%
Constant currency sales change	17%	(7)%	(1)%	6%	5%	997%	23%	(1)%	17%
Less: Acquisitions	—%	—%	—%	—%	—%	998%	16%	—%	12%
Organic constant currency change	17%	(7)%	(1)%	6%	5%	(1)%	7%	(1)%	5%

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control.
Organic constant currency revenue growth is defined as constant currency revenue growth excluding Latchways' revenue results. Management believes that organic constant currency revenue growth is a useful measure for investors to provide an understanding of MSA's standalone results excluding the acquisition.
There can be no assurances that MSA's definition of constant currency revenue growth or organic constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to these non-GAAP financial measures.

(more)

MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Summary of constant currency revenue growth by segment and product group

	Three Months Ended September 30, 2016
	Consolidated	Americas	International
Fall Protection*	116%	13%	811%
Portable Gas Detection	10%	13%	5%
Fixed Gas and Flame Detection	9%	2%	20%
Industrial Head Protection	3%	4%	(2)%
Fire and Rescue Helmets	(10)%	(2)%	(14)%
Breathing Apparatus	(21)%	(33)%	12%
Core Sales	2%	(9)%	26%
Core excluding Latchways	(4)%	(10)%	9%

Non-Core Sales	6%	(1)%	13%

Net Sales	2%	(8)%	23%
Net Sales excluding Latchways	(3)%	(9)%	10%

	Nine Months Ended September 30, 2016
	Consolidated	Americas	International
Fall Protection*	120%	11%	997%
Portable Gas Detection	5%	4%	6%
Fixed Gas and Flame Detection	(1)%	(5)%	5%
Industrial Head Protection	(3)%	(4)%	(1)%
Fire and Rescue Helmets	—%	13%	(7)%
Breathing Apparatus	9%	6%	17%
Core Sales	9%	2%	23%
Core excluding Latchways	2%	—%	7%

Non-Core Sales	(3)%	(5)%	(1)%

Net Sales	7%	1%	17%
Net Sales excluding Latchways	1%	—%	5%

     *Fall protection growth rates include the impact from Latchways sales.

(more)

MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency selling, general and administrative (SG&A) expense (Unaudited)
Organic constant currency SG&A expense (Unaudited)
(In thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change

GAAP reported SG&A expense	$72,945	$72,727	—%	$227,856	$231,683	(2)%
Plus: Currency translation effects	—	(1,049)		—	(5,522)
Constant currency SG&A expense	$72,945	$71,678	2%	$227,856	$226,161	1%
Less: Acquisitions	3,089	707		11,218	707
Organic constant currency SG&A expense	$69,856	$70,971	(2)%	$216,638	$225,454	(4)%

Management believes that constant currency SG&A expense and organic constant currency SG&A expense are useful metrics for investors to measure the effectiveness of the company's cost reduction program announced in 2015. Constant currency SG&A expense highlights spending patterns excluding fluctuating foreign currencies. Organic constant currency SG&A expense highlights the impact of the Latchways acquisition. These metrics provide investors with a greater level of clarity into spending levels on a year-over-year basis. MSA's definition of this metric may not be comparable to metrics used by other companies. As such, management believes that it is appropriate to consider SG&A expense determined on a GAAP basis in addition to these non-GAAP measures.

(more)

MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted earnings per diluted share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Change	2016	2015	% Change

Income from continuing operations attributable to MSA Safety Incorporated	$25,486	$15,712	62%	$67,475	$48,750	38%
Tax charges associated with European reorganization	—	—		3,600	7,605
Non-deductible transaction costs	—	707		—	707
Subtotal	25,486	16,419	55%	71,075	57,062	25%

Restructuring and other charges	1,889	3,740		3,697	4,698
Self-insured legal settlements and defense costs	20	708		315	1,050
Transaction and integration costs	310	—		821	—
Asset related (gains) losses, net	(256)	206		(815)	538
Currency exchange losses, net	790	4,327		2,498	3,336
Income tax expense on adjustments	(829)	(3,287)		(2,123)	(3,300)
Adjusted earnings	27,410	22,113	24%	75,468	63,384	19%

Adjusted earnings per diluted share	$0.72	$0.59	22%	$1.99	$1.68	18%
Management believes that adjusted earnings and adjusted earnings per diluted share are useful measures for investors, as management uses these measures to internally assess the company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

(more)

About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The company's comprehensive product line is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, fire and rescue helmets, and fall protection devices.  With 2015 revenues of $1.1 billion, MSA employs approximately 4,600 people worldwide.  The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.
Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 29, 2016. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

Non-GAAP Financial Measures:
This earnings release includes certain non-GAAP financial measures. These financial measures include constant currency revenue growth, organic constant currency revenue growth, constant currency selling, general and administrative expense, organic constant currency selling, general and administrative expense, adjusted operating income, adjusted operating margin and adjusted earnings per diluted share. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.
# # #